UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2006

VISANT HOLDING CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	333-112055	90-0207875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Byram Brook Place, Suite 202 Armonk, New York		10504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD.

The Registrant is disclosing pursuant to Regulation FD (Rule 100 (a) (2)) the following information disclosed by Registrant on February 2, 2006:

Supplemental Regulation FD Disclosure

On December 2, 2005 Visant Corporation, the Registrant’s subsidiary, voluntarily pre-paid an additional $40.0 million under its Term Loan A and an additional $10.0 million of Term Loan C under its senior secured credit facilities.  With this prepayment, the outstanding principal balance relating to its Term Loan A was extinguished.

On December 30, 2005, Visant Corporation voluntarily pre-paid an additional $50.0 million of its Term Loan C under its senior secured credit facilities, including all originally scheduled principal payments through July 2010.  The outstanding balance at December 31, 2005 under the Term Loan C was $816.5 million.

For the fiscal year ended December 31, 2005, Visant Corporation voluntarily pre-paid in aggregate $203.5 million of term loans under its senior secured credit facilities.

Adjusting for these voluntary prepayments, Registrant at December 31, 2005 has $11.9 million  under its Canadian revolver facility, $816.5 million Term Loan C, $500.0 million Senior Subordinated Notes for Visant Corporation and $184.7 Senior Discount Notes for Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT HOLDING CORP.

Date: February 3, 2006	/s/ Paul B. Carousso
Paul B. Carousso

Vice President, Finance